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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fidelity National Financial, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference of our firm under the heading "Experts" in the registration statement.

KPMG LLP

Los Angeles, California
March 17, 2000